Exhibit 10.13

INTERCHANGE JUDGMENT SHARING AGREEMENT

WHEREAS, this Interchange Judgment Sharing Agreement (“Agreement“) applies to the cases in the Interchange Litigation as those cases are identified in Schedule A to the Loss Sharing Agreement, dated as of June 12, 2007, among Visa Inc., a Delaware corporation (“Visa Inc.,” and the other parties thereto);

WHEREAS the undersigned parties (the “Signatories”) have been or may be named as defendants in one or more cases in the Interchange Litigation;

WHEREAS, the plaintiffs in the Interchange Litigation (the “Claimants“) have set forth claims based on (i) certain rules, policies, practices, procedures, and activities of MasterCard International Inc. and MasterCard Incorporated (collectively, “MasterCard”); (ii) certain rules, policies, practices, procedures, and activities of Visa U.S.A. Inc. (“Visa USA“) and Visa International Service Association (“Visa International“) (collectively, “Visa“); and (iii) the activities of the members of Visa and MasterCard as they relate to the foregoing rules, policies, practices, procedures and activities (“Visa Conduct“ and “MasterCard Conduct“ respectively);

WHEREAS the Signatories seek to apportion certain potential liabilities that may be incurred jointly and/or severally in the event of adverse judgments in or settlements in the Interchange Litigation;

NOW, THEREFORE, intending to be bound, and in consideration of the mutual covenants and agreements contained herein, the Signatories hereby agree, as of this 12th day of June, 2007 (the “Effective Date“), as follows:

1.	Division of Final Judgment into Visa and MasterCard Portions.

(a)	For purposes of this Agreement, “Final Judgment“ refers to a monetary judgment (including any award of compensatory, treble, or other damages and interest, court costs, attorneys’ fees, or expenses) entered by a court upon the conclusion of a trial, summary judgment proceedings, or any other procedural vehicle that enables a court to enter final judgment on Claimants’ claims, which judgment (a) is immediately enforceable and has not been stayed pending appeal or (b) becomes final after exhaustion of all appeals or other judicial review or expiration of the time to obtain further judicial review.

(b)	For purposes of this Agreement, the amount of any Final Judgment shall be the amount of damages awarded by a court or jury before any offset or reduction by operation of law on account of settlement payments by any defendant that do not comply with the provisions of Paragraph 5 of this Agreement.

(c)	Any Final Judgment in the Interchange Litigation shall be divided into (i) a “Visa Portion,“ which shall be **, and (ii) a “MasterCard Portion,“ which shall be **.

(d)	For the purposes of this Agreement, **.

2. Calculation of Each Signatory’s Payment Obligation. Upon a Final Judgment in any case that is included within the Interchange Litigation, and subject to paragraphs 4 and 5 of this Agreement, each Signatory that is or at any time has been a defendant in such a case is obligated to make payments to be calculated as follows:

(a)	Each Signatory shall have a “Payment Share“ that equals the sum of its Visa Share and its MasterCard Share as calculated in this paragraph.

(i)	The “Visa Share“ of a Signatory other than Visa USA, Visa International or MasterCard, together with any of such Signatory’s affiliate(s) (including the Signatory’s direct or indirect parents, subsidiaries, affiliates, predecessors, and successors) that also is/are a defendant(s) in the Interchange Litigation (collectively a “Bank Defendant“), shall equal **.

(ii)	Subject to the provisions of paragraph 8 of this Agreement, the Visa Share of Visa International shall equal zero.

(iii)	The Visa Share of Visa USA shall equal **.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

(iv)	The “MasterCard Share“ of a Bank Defendant shall be calculated by **.

(v)	The MasterCard Share of Visa USA shall equal zero.

(vi)	Subject to the provisions of paragraph 8 of this Agreement, the MasterCard Share of Visa International shall equal zero.

(b)	**

3. Payment Mechanism. Subject to paragraphs 4 and 5 of this Agreement, within seven days after a Final Judgment, each Signatory hereto shall cause the amount of its Payment Share as calculated in accordance with paragraph 2 hereof to be paid, by wire transfer, into a segregated escrow account (the “Payment Account“) to be established for the receipt of such funds from the Signatories hereto and for the payment of the amount of the Final Judgment to be paid by Signatories to Claimants. Payment shall be made pursuant to this paragraph notwithstanding the possibility that such payments may later be reimbursed pursuant to the terms of paragraph 7 of this Agreement and Section 3(b)(iv) of the Loss Sharing Agreement. From and after the IPO Date (as such term is defined in the Global Restructuring Agreement), some or all of the Payment Share of Visa Inc., Visa International and/or Visa USA shall be paid pursuant to, and in such amounts as reflect the restrictions stated in, the provisions of Section 3(b) of the Loss Sharing Agreement.

4. Non-liability of Signatories Under Certain Circumstances. Notwithstanding any provision in this Agreement to the contrary, if a Final Judgment is entered in favor of a Signatory after trial, summary judgment, or in any other manner other than pursuant to a settlement to the effect that the Signatory is not liable to Claimants, then the Signatory shall have no obligation under this Agreement with respect to those claims by such Claimants as to which Final Judgment was entered in favor of the Signatory.

5. **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

6. Effect on Other Potential Claims as Between the Signatories. Certain other potential claims between Signatories as to liability arising as a result of the Interchange Litigation are extinguished by this Agreement, as set forth below.

(a)	This Agreement is in lieu of any other rights of contribution, indemnity, assessment, reimbursement, or sharing, including, without limitation, (i) any rights that Visa International and Visa USA might otherwise have under any By-Laws, Operating Regulations, contracts, (other than the Transaction Documents (but excluding the by-laws of Visa USA)), or any other source, to seek indemnity or contribution from a Bank Defendant in connection with the Interchange Litigation, and (ii) any other claims, suits, or causes of action, among or between the Signatories (including the Signatories’ direct or indirect parents, Subsidiaries, predecessors and successors) in connection with the Interchange Litigation.

(b)	Visa USA will use all commercially reasonable efforts, including the commercially reasonable use of litigation, to enforce whatever rights it may have to obtain funding, through indemnification or otherwise, from non-signatories hereto for any liabilities it incurs, directly or indirectly, in connection with the Interchange Litigation.

7. Coordination with other Visa Litigation Funding Mechanisms. Visa Inc., Visa International, Visa USA and certain members have, through various agreements agreed to a litigation funding mechanism based upon an escrow of proceeds of the IPO and, if necessary, an offering of additional shares of Visa Inc. Common Stock (collectively, a “Visa Litigation Funding Mechanism“). It is the intent of Visa Inc., Visa International and Visa USA and of the Bank Defendants that the total liability of a Bank Defendant with respect to the Visa Portion of a Final Judgment shall be limited to its Visa Share as defined in paragraph 2(a)(i) of this Agreement. In the event that any Bank Defendant makes any Visa Share payment pursuant to this Agreement, it shall be entitled to the

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

reimbursement of some or all of such payment pursuant to the provisions of Sections 3(b)(vi) and 3(b)(vii) of the Loss Sharing Agreement.

8. Participation of Visa International in Judgment Sharing Conditioned Upon the Visa Global Restructuring. The participation of Visa International in this Agreement shall be conditioned upon the occurrence of the Restructuring Closing (as such term is defined in the Global Restructuring Agreement), pursuant to which, on the terms and subject to the conditions contained therein, Visa USA and Visa International shall become Subsidiaries of Visa Inc. Until the occurrence of the Restructuring Closing, this Agreement shall be null and void with respect to Visa International, and no Signatory shall have any obligation to Visa International pursuant to this Agreement.

9. No Third Party Benefit. This Agreement is made and shall be binding on and inure solely to the benefit of the Signatories, Visa Inc., and their respective successors or permitted assigns, but otherwise confers no rights or defenses upon any non-Signatory. A Signatory may not assign any of its obligations under this Agreement to another person or entity without the written consent of each other Signatory; provided, however, that

(a)	Visa USA and Visa International may assign their rights and obligations to Visa Inc. without such consent; and

(b)	any Signatory other than Visa USA or Visa International may assign its rights and obligations without such consent to any entity(ies) that, as a result of any merger, purchase of assets, reorganization or other transaction, acquires or succeeds to all or substantially all of the business or assets of such Signatory.

10. Effect of Overturned, Modified, or New Judgment. If (i) a Final Judgment is modified at any time after it becomes a Final Judgment and, as so modified (the “Modified Judgment“), becomes final after exhaustion of all appeals or other judicial review or expiration of the time to obtain further judicial review, or (ii) after a Final Judgment is vacated or overturned, a new Final Judgment (“New Judgment“) is subsequently entered, then the sharing obligations of each Signatory shall be recalculated under the terms of this Agreement to reflect the Modified Judgment or New Judgment, as applicable.

11. Repayment as a Result of Reversal, Vacatur, or Modification of a Final Judgment. If a Claimant received payment from a Signatory based on a claim asserted in the Interchange Litigation and the Claimant is no longer entitled to some or all of that payment as a result of the reversal, vacatur or modification of a Final Judgment (an “Undue Payment“), and if a Signatory later succeeds in recovering the Undue Payment in whole or in part, such recovery (including any interest recovered) shall be taken into account for purposes of determining the sharing, indemnity and contribution obligations arising under this Agreement. Unless and until an Undue Payment is recovered by a Signatory, however, the Undue Payment shall be treated as a payment towards the satisfaction of a Final Judgment for purposes of this Agreement, provided that the Undue Payment was made in satisfaction or partial satisfaction of what was, at the time the payment was made, a Final Judgment as defined by this Agreement.

12. Global Settlement to be Shared Based upon Judgment Sharing Formulas. In the event of a settlement of any action in the Interchange Litigation by all Signatories that are defendants in such action at the time of the settlement, the total value of the monetary portion of the settlement agreed to be paid in settlement of such action by the settling Signatories to such Claimants shall be allocated for payment among such settling defendants as if it were a Final Judgment the entirety of which was subject to sharing pursuant to this Agreement. For the avoidance of doubt, a settlement of any action in the Interchange Litigation by less than all Signatories that are defendants in such action at the time of the settlement shall not be subject to the provisions of this paragraph.

13. No Admission of Liability. Nothing contained herein is intended to be, nor shall be deemed to be, an admission of any liability to anyone or an admission of the existence of facts upon which liability could be based other than to the Signatories pursuant to the terms of this Agreement.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York. All Signatories hereby agree that this Agreement is consistent with public policy and hereby covenant and agree not to make any assertion to the contrary.

15. Confidentiality. No Signatory shall divulge any of the terms of this Agreement to a third party except as is reasonably required (a) to enable such Signatory’s directors, officers, employees, auditors and attorneys to carry out their responsibilities hereunder, (b) to comply with the requirements of applicable law or rule, or with a court order or regulatory examination, investigation or request (including, without limitation, any examination, action, or request of the Office of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System), (c) to comply with the requirements of any stock exchange or other self-regulatory organization as that term is defined at 15 U.S.C. § 78c(a)(26), or (d) to prosecute or defend an action arising out of this Agreement.

16. Joint Authorship. This Agreement shall be treated as though it was jointly drafted by all Signatories, and any ambiguities shall not be construed for or against any Signatory on the basis of authorship.

17. Entire Agreement. This Agreement and, if applicable, the Loss Sharing Agreement, the Amended and Restated Certificate of Incorporation of Visa USA, the Restated Visa Inc. Certificate of Incorporation, the Global Restructuring Agreement, and the Escrow Agreement, constitute the entire and only agreements among the undersigned parties with respect to the subjects addressed herein, and any representation, promise, or condition in connection therewith shall not be binding upon any of the Signatories, except to the extent set forth herein or therein, as applicable. This Agreement shall not be amended or modified except by a written amendment executed by an authorized representative of each of the Signatories.

18. Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

19. Effective Date. Subject to the provisions of paragraph 8, this Agreement shall be effective beginning on the Effective Date.

12. Disputes to be Arbitrated. Any dispute arising out of or relating to this Agreement, including but not limited to a dispute relating to the breach, enforceability, interpretation, application, or scope of any aspect of this Agreement (including, without limitation, a dispute relating to the breach, enforceability, interpretation, application, or scope of any aspect of this arbitration clause), or a dispute referring or relating to the amount of any payment obligation created by this Agreement, shall be finally resolved by arbitration in accordance with the Center for Public Resources (“CPR”) Rules for Non-Administered Arbitration in effect on the date of this Agreement, by one independent and impartial arbitrator to be agreed upon by the disputants or, in the absence of such an agreement, appointed by the CPR. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§1–16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be New York, New York, unless otherwise agreed by the parties to the arbitration.

21. Remedies in Arbitration. In the event of a dispute about the existence or amount of a payment obligation created under this Agreement, the Arbitrator shall award the prevailing party its reasonable attorneys’ fees and costs. In addition, if the Arbitrator finds that a Signatory or its affiliate underpaid or declined to pay a sum that it was obliged to pay another Signatory under the terms of this Agreement, the Arbitrator shall award that other Signatory pre-Award interest at the prime rate as published in the Wall Street Journal on the date that the unpaid or underpaid payment was due (or, if the actual cost of replacement funds was greater than the prime rate, the prevailing party’s actual cost of replacement funds), running from the date that the unpaid amount was required to be paid under this Agreement.

22. No Waiver. Failure to insist on compliance with any term or provision contained in this Agreement shall not be deemed a waiver of that term or provision, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.

23. Severability. The provisions of this Agreement are severable, and if any provision of this Agreement is determined by a court or arbitrator of competent jurisdiction or agreed by the Parties to be invalid, void or unenforceable, this shall not affect the validity or enforceability of the remainder of this Agreement or any other provision, and this Agreement may be enforced as if any such invalid, void or unenforceable provision were stricken.

24. Further Actions. Each party hereto agrees to take any and all actions reasonably necessary in order to effectuate the intent, and to carry out the provisions, of this Agreement, including without limitation negotiating in good faith to conform this Agreement as necessary to accomplish its purposes following any reorganization of Visa. Without limiting the foregoing, at the request of Visa Inc. each party to this Agreement shall reaffirm in writing its obligations hereunder upon or immediately prior to the consummation of the IPO of Visa Inc., provided that the failure of any party hereunder to so reaffirm its obligation shall not affect the obligation of such party or the obligations of any other party to this Agreement hereunder.

25. Authority of Signatory. Each of the undersigned individuals signs on behalf of, and represents and warrants that he or she has the authority and authorization to sign on behalf of, the corporations, banks, companies, or entities identified immediately above his or her signature.

26. Signatory’s Opportunity to Obtain Legal Advice. Each Signatory represents and warrants that it has had an opportunity to seek and has sought independent legal advice from attorneys of its choice and other advice from such accountants and other professionals as it deems appropriate, in each case with respect to the advisability of executing this Agreement, and such Signatory has carefully read this Agreement and has made such investigation of the facts pertaining to this Agreement as it deems necessary.

27. Additional Signatories. (a) Should Visa Inc. be named, added or substituted by amendment as a defendant in any case that is now or in the future included in the Interchange Litigation, Visa Inc. shall, automatically and without any other action to be taken by any other Signatory hereto, become a Signatory to this Agreement upon the delivery by Visa Inc. to each other Signatory of a written agreement to be bound by all of the provisions of this Agreement that apply to or in respect of Visa International (including, for the avoidance of doubt, the obligations and rights of Visa International in respect of the MasterCard Portion of the Final Judgment), except to the extent that any claims against Visa Inc. relate to (i) any conduct of Visa Inc. after the Restructuring Closing Date (other than the Restructuring or the IPO) or (ii) any conduct of Visa Inc. other than the Restructuring, the IPO, or a mere continuation of conduct that as of the date of this Agreement is alleged in In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, 1:05-md-01720-JG-JO (E.D.N.Y.) (“MDL 1720”).

(b) This Agreement may otherwise be amended to include additional Signatories only if each Signatory to this Agreement consents in writing.

28. Effect of More Favorable Agreement. Each of Visa International and Visa USA hereby represents and warrants to each Signatory as of the date hereof that, except for this Agreement, the Loss Sharing Agreement, and the Escrow Agreement, and except for the related provisions of the constituent documents of Visa Inc., Visa International or Visa USA (as such constituent documents may be amended pursuant to the terms of the Global Restructuring Agreement), none of Visa International or Visa USA is a party as of the date hereof to any Contract with any other Person with respect to the sharing of any Final Judgment in the Interchange Litigation or global settlement in the Interchange Litigation within the scope of paragraph 12 of this Agreement. In the event that at any time after the date hereof Visa USA, Visa Inc. or Visa International enters into any Contract with any member of Visa USA relating to such member’s obligations with respect to the Interchange Litigation on terms that are more favorable, in the aggregate, than the terms contained in this Agreement (any such Contract, an “Alternative Judgment Sharing Agreement”), then Visa USA or Visa Inc. shall disclose the existence and terms of such Alternative Judgment Sharing Agreement to all Signatories within five (5) days after entering into such Alternative Judgment Sharing Agreement and shall offer to each Signatory the right to substitute the terms of the Alternative Judgment Sharing Agreement for the terms of this Agreement, or shall offer to enter into an amendment to this Agreement in order to provide each Signatory with the benefit of any more favorable terms contained in such Alternative Judgment Sharing Agreement.

IN WITNESS WHEREOF, the undersigned parties have caused the execution of this Agreement.

Bank of America, N.A.,

MBNA America (Delaware),

BA Merchant Services LLC (f/k/a National Processing, Inc.),

FIA Card Services N.A. (f/k/a Bank of America, N.A. (USA) and MBNA America Bank, N.A.),

Bank of America Corporation, and

NB Holdings Corporation

By:
Name:
Title:
Dated:

Chase Bank USA, N.A.,

By:
Name:
Title:
Dated:

First National Bank of Omaha

By:
Name:
Title:
Dated:

JPMorgan Chase & Co.,

By:
Name:
Title:
Dated:

National City Bank, successor by merger to National City Bank of Kentucky

By:
Name:
Title:
Dated:

National City Corporation

By:
Name:
Title:
Dated:

Providian National Bank, Providian Financial Corporation, and Washington Mutual, Inc.

By:
Name:
Title:
Dated:

Suntrust Banks, Inc.

By:
Name:
Title:
Dated:

Texas Independent Bancshares, Inc.

By:
Name:
Title:
Dated:

U.S. Bank, N.A. and U.S. Bancorp

By:
Name:
Title:
Dated:

Wachovia Bank, N.A. and Wachovia Corporation

By:
Name:
Title:
Dated:

Wells Fargo & Co. Wells Fargo Bank N.A.

By:
Name:
Title:
Dated:

Visa U.S.A. Inc.

By:
Name:
Title:
Dated:

Visa International Service Association

By:
Name:
Title:
Dated: